Exhibit 10.5

ESSENTIAL PROPERTIES L.P.

PRIVATE PLACEMENT PURCHASE AGREEMENT

PRIVATE PLACEMENT PURCHASE AGREEMENT (this “Agreement”) made as of [    ], 2018, by and between Essential Properties, L.P., a Delaware limited partnership (the “Partnership”), and Security Benefit Life Insurance Company, a Kansas stock insurance company (the “Purchaser”).

WHEREAS, the Purchaser has a substantive, pre-existing relationship with the Partnership;

WHEREAS, Essential Properties Realty Trust, Inc., a Maryland corporation (the “Company”) has filed a registration statement on Form S-11 (File No. 333-225215) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “SEC”) in connection with a proposed initial public offering (the “IPO”) of 32,500,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”); and

WHEREAS, the Partnership desires to issue and sell, and the Purchaser desires to purchase, upon the terms and conditions set forth in this Agreement, [     ] units of limited partnership interest in the Partnership (“OP Units”), having a value of $[    ] million, based upon the initial public offering price of per share of Common Stock in the IPO (the “Private Placement Units” and each, a “Private Placement Unit”).

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. Sale and Purchase of Private Placement Units. On [                ], 2018, the Partnership shall issue and sell to the Purchaser and the Purchaser shall purchase from the Partnership, at a purchase price per Private Placement Unit equal to the public offering price per share of Common Stock in the IPO, [        ] OP Units constituting the Private Placement Units.

2. Closing. The closing of the purchase and sale of the Private Placement Units hereunder, including payment for and delivery of the Private Placement Units, will take place at the offices of the Partnership or the Partnership’s legal counsel concurrently with, and shall be subject to, the completion of the IPO.

3. Representations and Warranties of the Partnership. In connection with the issuance and sale of the Private Placement Units, the Partnership hereby represents and warrants to the Purchaser the following:

3.1 The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and the Partnership has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

3.2 All action necessary to be taken by the Partnership to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Partnership in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Partnership. This Agreement constitutes the valid, binding and enforceable obligation of the Partnership, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The issuance and sale by the Partnership of the Private Placement Units does not conflict with its organizational documents or any material contract by which the Partnership or its property or assets is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Partnership or its property or assets.

3.3 Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Purchaser will have good title to the Private Placement Units free and clear of all liens, claims and encumbrances of any kind, other than transfer restrictions hereunder and under other agreements contemplated hereby.

3.4 The Partnership has a substantive, pre-existing relationship with the Purchaser. The Partnership (i) did not identify or contact the Purchaser through the marketing of the IPO and (ii) was not independently contacted by the Purchaser as a result of the general solicitation by means of the Registration Statement.

4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Partnership that:

4.1 The Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser has accurately completed the Accredited Investor Questionnaire attached hereto as Exhibit A indicating the basis for such Purchaser’s accredited investor status.

4.2 The Private Placement Units are being acquired for the Purchaser’s own account, only for investment purposes and not with a view to, or for resale in connection with, any public distribution or public offering thereof within the meaning of the Securities Act.

4.3 The Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

4.4 All action necessary to be taken by the Purchaser to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Purchaser in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Purchaser. This Agreement constitutes the valid, binding and enforceable obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The purchase by the Purchaser of the Private Placement Units does not conflict with the organizational documents of the Purchaser or with any material contract by which the Purchaser or its property or assets is bound, or any laws or regulations or decree, ruling or judgment of any court applicable to the Purchaser or its property or assets.

4.5 The Purchaser understands and acknowledges that the offering of the Private Placement Units pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of the Private Placement Units is exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D thereof and exempt from registration pursuant to applicable state securities or blue sky laws and, therefore, the Private Placement Units will be characterized as “restricted securities” under the Securities Act and such laws and may not be sold unless the Private Placement Units are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available.

4.6 The Purchaser has a substantive, pre-existing relationship with the Partnership. The Purchaser (i) was not identified or contacted through the marketing of the IPO and (ii) did not independently contact the Partnership as a result of the general solicitation by means of the Registration Statement.

4.7 The Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Purchaser’s prospective investment in the Private Placement Units; (ii) has the ability to bear the economic risks of the Purchaser’s prospective investment; and (iii) has not been offered the Private Placement Units by any form of advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium; or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any such medium.

5. Registration Rights Agreements. As a further inducement for the Purchaser to purchase the Private Placement Units, at the time of the completion of the IPO, the Company and the Purchaser shall enter into a registration rights agreement, pursuant to which the Company will grant certain registration rights to the Purchaser relating to shares of Common Stock that may be received upon exchange of the Purchaser’s Private Placement Units from time to time in accordance with the terms of the Amended and Restated Agreement of Limited Partnership to be dated [         ], 2018.

6. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement or their obligations hereunder.

7. Amendments. This Agreement may not be amended, modified or waived, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

8. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

9. Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereby waive any objection to such exclusive jurisdiction and agree not to plead or claim that such courts represent an inconvenient forum.

10. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

11. Legends. Each certificate, if any, representing the Private Placement Units shall be endorsed with the following legend or a substantially similar legend:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and are “restricted securities” as defined in Rule 144 promulgated under the Securities Act. The securities may not be sold or offered for sale or otherwise distributed except (i) in conjunction with an effective registration statement for the shares under the Securities Act of 1933, as amended, or (ii) pursuant to an opinion of counsel, satisfactory to the company, that such registration or compliance is not required as to said sale, offer, or distribution.”

12. Severability. In case any provision of this Agreement shall be found by a court of law to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

13. Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge, and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ESSENTIAL PROPERTIES L.P.

By:	Essential Properties OP G.P., LLC, its General Partner

By:
Name:
Title:

(Signatures Continue on Next Page)

[Signature Page to Private Placement Purchase Agreement]

SECURITY BENEFIT LIFE INSURANCE COMPANY,

By:
Name:
Title:

[Signature Page to Private Placement Purchase Agreement]

EXHIBIT A

ACCREDITED INVESTOR QUESTIONNAIRE

ACCREDITED INVESTOR STATUS FOR ENTITIES

(Please check the applicable boxes):

1. ☒ A bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) acting in its individual or fiduciary capacity; a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; an insurance company as defined in section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of the Securities Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and (i) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or (ii) the employee benefit plan has total assets over $5,000,000, or (iii) the employee benefit plan is self directed and its investment decisions are made solely by persons that are accredited investors (within the meaning of Rule 501(a) under the Securities Act); a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, and such plan has assets in excess of $5,000,000.

2. ☐ A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

3. ☐ An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Private Placement Units, with total assets in excess of $5,000,000.

4. ☐ A trust with total assets in excess of $5,000,000, that was not formed for the specific purpose of purchasing the Private Placement Units and whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii).

5. ☐ An entity in which all of the equity owners are accredited investors (within the meaning of Rule 501(a) under the Securities Act).

Exh. A-1